Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to Registration Statement 333-107533 on Form F-4 and to the incorporation by reference therein of our report dated January 24, 2003, except for Notes 32 and 34 for which the dates are June 12, 2003, with respect to the consolidated financial statements of Endesa-Chile and subsidiaries for the year ended December 31, 2002, included in the Annual Report (Form 20-F) for 2002 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LTDA.

ERNST & YOUNG LTDA.

Santiago, Chile
September 3, 2003